Exhibit 99.1
FOR IMMEDIATE RELEASE

Adams Resources & Energy, Inc. Announces Third Quarter 2024
Results and Declares Quarterly Dividend

Houston, Texas (Tuesday, November 12, 2024) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”), a company engaged in marketing, transportation, logistics and repurposing of crude oil, refined products and dry bulk materials, today announced operational and financial results for the quarter ended September 30, 2024. The Company also declared a quarterly cash dividend of $0.24 per common share.

Third Quarter 2024 Financial Summary

•Total revenue of $695.2 million
•Net loss of $4.5 million, or ($1.76) per common share
•EBITDA of $0.2 million
•Adjusted EBITDA of $2.3 million, which excludes inventory valuation losses
•Cash and cash equivalents of $25.1 million, versus $33.3 million at December 31, 2023
•Liquidity of $73.6 million, versus $80.3 million at December 31, 2023
•Paid cash dividends of $0.24 per share

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA are non-generally accepted accounting principle (“non-GAAP”) financial measures that are defined and reconciled to net (losses) earnings in the financial tables later in this release.

“We are encouraged by the increase in Adjusted EBITDA from crude oil marketing operations, as higher oil prices compared to the prior-year quarter more than offset the lower volumes related to our exit of the Red River operations in the fourth quarter of 2023,” said Kevin Roycraft, President and CEO of the Company. “Our third quarter results reflect the impact of power outages and flooding on our operations throughout the Gulf Coast caused by multiple hurricanes and the prolonged weakness across the specialty chemicals market through a combination of lower demand due to excess capacity, and continued inflationary pressures.”

Additional Operational Highlights

•Adams’ crude oil marketing subsidiary, GulfMark Energy, Inc. (“GulfMark”), marketed 72,208 barrels per day (“bpd”) of crude oil during the third quarter of 2024, compared to 92,556 bpd during the third quarter of 2023 and 67,099 bpd during the second quarter of 2024. The decrease in volumes compared to the prior year period was largely driven by GulfMark’s exit from the Red River trucking operations in the fourth quarter of 2023.

•The collective fleet of Service Transport Company, Adams’ liquid chemicals and dry bulk transportation subsidiary, traveled 5.89 million miles during the third quarter of 2024, versus 6.51 million miles during the third quarter of 2023 and 6.32 million miles during the second quarter of 2024.

•Throughput in Adams’ crude oil pipeline and storage segment, which includes the Victoria Express Pipeline System, was 10,326 bpd for the third quarter of 2024, compared to 8,548 bpd for the third quarter of 2023 and 13,881 bpd for the second quarter of 2024, and terminalling volumes were 11,319 bpd for the third quarter of 2024, compared to 9,350 bpd in the third quarter of 2023, and 16,660 bpd for the second quarter of 2024.

•Adams’ remained solidly positioned with 411,426 barrels of crude oil inventory at September 30, 2024, compared to 267,731 barrels at December 31, 2023.

Capital Investments and Dividends

During the third quarter of 2024, the Company had capital expenditures of $4.8 million primarily for the purchase of two tractors, eleven trailers and other various equipment and spending for the continuing construction of the Dayton facility. In addition, Adams paid dividends of $0.6 million, or $0.24 per common share.

As part of Adams’ on-going capital allocation strategy, the Board of Directors declared a quarterly cash dividend for the third quarter of 2024 of $0.24 per common share, payable on December 20, 2024, to shareholders of record as of December 6, 2024.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release and accompanying schedules include the non-GAAP financial measures of earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. The accompanying schedules provide reconciliations of EBITDA and Adjusted EBITDA to net earnings (losses), their most directly comparable financial measure calculated and presented in accordance with GAAP. The Company defines EBITDA as net earnings (or losses) before interest income or expense, income tax and depreciation and amortization expense, and Adjusted EBITDA as EBITDA after removing the effects of inventory liquidation gains and valuation losses. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Management also believes that EBITDA and Adjusted EBITDA are useful to investors as they are measures commonly used by other companies in our industry and provide a comparison for investors for the Company’s performance relative to its competitors. Our non-GAAP financial measures should not be considered as alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Adams’ non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Adams does.

Conference Call

In light of the proposed transaction with Tres Energy LLC announced earlier today, the Company has cancelled the conference call, previously scheduled for Wednesday, November 13, 2024, to discuss its results for the third quarter of fiscal 2024.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in crude oil marketing, transportation, terminalling and storage, tank truck transportation of liquid chemicals and dry bulk, interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC, GulfMark Terminals, LLC, Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, capital deployment plans and other aspects of our operations or operating results as well as future industry developments and economic conditions. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Forward-looking statements include statements about the expected timing, closing, and impact of the proposed merger transaction announced earlier today. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results or conditions, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Marketing	$660,842	$719,925	$1,967,491	$1,913,673
Transportation	21,758	24,206	67,745	75,103
Pipeline and storage	43	59	67	308
Logistics and repurposing	12,520	16,424	39,403	46,458
Total revenues	695,163	760,614	2,074,706	2,035,542

Costs and expenses:
Marketing	657,191	710,169	1,948,591	1,894,416
Transportation	19,778	19,642	59,284	62,315
Pipeline and storage	929	659	2,568	2,350
Logistics and repurposing	12,555	15,121	40,579	41,448
General and administrative	4,520	4,162	13,755	10,649
Depreciation and amortization	5,752	6,936	18,287	21,289
Total costs and expenses	700,725	756,689	2,083,064	2,032,467

Operating (losses) earnings	(5,562)	3,925	(8,358)	3,075

Other income (expense):
Interest and other income	528	119	1,662	893
Interest expense	(572)	(1,027)	(2,036)	(2,525)
Total other expense, net	(44)	(908)	(374)	(1,632)

(Losses) Earnings before income taxes	(5,606)	3,017	(8,732)	1,443
Income tax benefit (provision)	1,066	(759)	1,465	(357)

Net (losses) earnings	$(4,540)	$2,258	$(7,267)	$1,086

(Losses) Earnings per share:
Basic net (losses) earnings per common share	$(1.76)	$0.89	$(2.83)	$0.43
Diluted net (losses) earnings per common share	$(1.76)	$0.88	$(2.83)	$0.42

Dividends per common share	$0.24	$0.24	$0.72	$0.72

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$25,089	$33,256
Restricted cash	10,448	11,990
Accounts receivable, net of allowance for credit losses	144,334	164,295
Inventory	30,028	19,827
Income tax receivable	823	—
Prepayments and other current assets	2,322	3,103
Total current assets	213,044	232,471

Property and equipment, net	99,607	105,065
Operating lease right-of-use assets, net	3,971	5,832
Intangible assets, net	6,743	7,985
Goodwill	6,673	6,673
Other assets	2,956	3,308
Total assets	$332,994	$361,334

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$178,617	$183,102
Current portion of finance lease obligations	5,843	6,206
Current portion of operating lease liabilities	1,688	2,829
Current portion of long-term debt	2,500	2,500
Other current liabilities	16,720	16,150
Total current liabilities	205,368	210,787
Other long-term liabilities:
Long-term debt	12,500	19,375
Asset retirement obligations	2,551	2,514
Finance lease obligations	15,248	19,685
Operating lease liabilities	2,293	3,006
Deferred taxes and other liabilities	10,254	13,251
Total liabilities	248,214	268,618

Commitments and contingencies

Shareholders’ equity	84,780	92,716
Total liabilities and shareholders’ equity	$332,994	$361,334

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating activities:
Net (losses) earnings	$(4,540)	$2,258	$(7,267)	$1,086
Adjustments to reconcile net (losses) earnings to net cash
(used in) provided by operating activities:
Depreciation and amortization	5,752	6,936	18,287	21,289
Gains on sales of property	(57)	(663)	(912)	(1,429)
Provision for credit losses	—	39	(75)	29
Stock-based compensation expense	423	389	1,181	1,044
Change in contingent consideration liability	—	—	—	(2,566)
Deferred income taxes	(1,086)	773	(2,709)	3
Net change in fair value contracts	—	(35)	—	(335)
Changes in assets and liabilities:
Accounts receivable	27,537	(60,869)	20,172	(30,253)
Accounts receivable/payable, affiliates	—	—	—	(31)
Inventories	(10,133)	(1,127)	(10,201)	(731)
Income tax receivable/payable	(714)	(41)	(823)	(510)
Prepayments and other current assets	1,006	138	781	648
Accounts payable	(25,246)	63,845	(4,574)	22,239
Accrued liabilities	256	(145)	649	(2,709)
Other	127	(52)	194	64
Net cash (used in) provided by operating activities	(6,675)	11,446	14,703	7,838

Investing activities:
Property and equipment additions	(4,806)	(3,009)	(13,316)	(8,917)
Proceeds from property sales	196	1,634	2,506	3,078
Net cash used in investing activities	(4,610)	(1,375)	(10,810)	(5,839)

Financing activities:
Borrowings under Credit Agreement	—	38,000	—	76,000
Repayments under Credit Agreement	(625)	(38,625)	(6,875)	(77,875)
Principal repayments of finance lease obligations	(1,551)	(1,697)	(4,800)	(4,944)
Net proceeds from sale of equity	—	—	—	549
Dividends paid on common stock	(638)	(619)	(1,927)	(1,908)
Net cash used in financing activities	(2,814)	(2,941)	(13,602)	(8,178)

(Decrease) Increase in cash and cash equivalents, including restricted cash	(14,099)	7,130	(9,709)	(6,179)
Cash and cash equivalents, including restricted cash, at beginning of period	49,636	17,758	45,246	31,067
Cash and cash equivalents, including restricted cash, at end of period	$35,537	$24,888	$35,537	$24,888

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Reconciliation of EBITDA and Adjusted EBITDA
to Net (Losses) Earnings:
Net (losses) earnings	$(4,540)	$2,258	$(7,267)	$1,086
Add (subtract):
Interest income	(528)	(119)	(1,662)	(893)
Interest expense	572	1,027	2,036	2,525
Income tax (benefit) expense	(1,066)	759	(1,465)	357
Depreciation and amortization	5,752	6,936	18,287	21,289
EBITDA	$190	$10,861	$9,929	$24,364
Inventory liquidation gains	—	(4,890)	—	(2,922)
Inventory valuation losses	2,118	—	821	—
Adjusted EBITDA	$2,308	$5,971	$10,750	$21,442

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